UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definition Agreement

On April 1, 2011, InfuSystem Holdings, Inc. (“Holdings”), InfuSystem, Inc. and First Biomedical, Inc. (the “Borrowers”) entered into an amendment to the Credit Agreement dated as of June 15, 2010 among the Borrowers, Bank of America, N.A. and Keybank National Association, which modified the covenants restricting capital expenditures and capital leases entered into by the Borrowers and their subsidiaries.

Concurrently with the amendment, IFC LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings became a subsidiary guarantor under the Credit Agreement.

A copy of the amendment is filed as an exhibit to this Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Second Amendment to Credit Agreement, dated as of April 1, 2011, by and between InfuSystem Holdings, Inc., InfuSystem, Inc., and First Biomedical, Inc. (the “Borrowers”), Bank of America, N.A. as Administrative Agent and Lender and Keybank National Association as Lender.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ James Froisland
James Froisland
Chief Financial Officer

Dated: April 7, 2011

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of April 1, 2011, by and between InfuSystem Holdings, Inc., InfuSystem, Inc., and First Biomedical, Inc. (the “Borrowers”), Bank of America, N.A. as Administrative Agent and Lender and Keybank National Association as Lender.